Direct Dial: 804.783.6407

Exhibit 5.1 and 23.1

beicher@williamsmullen.com

November 21, 2003

Board of Directors
Hilb, Rogal and Hamilton Company

d/b/a Hilb Rogal & Hobbs Company
4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia  23060

Ladies and Gentlemen:

This letter is delivered to you in connection with the actions taken and proposed to be taken by Hilb, Rogal and Hamilton Company, d/b/a Hilb Rogal & Hobbs Company, a Virginia corporation (the “Company”), with respect to the offer and sale from time to time pursuant to the Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, as amended and restated, effective February 11, 2003 (the “Plan”), of common stock of the Company in accordance with the terms of the Plan (the “Common Stock”). We have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission to affect the registration of the Common Stock under the Securities Act of 1933, as amended.

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

         The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

A Professional Corporation

MICHIGAN  •  VIRGINIA  •  WASHINGTON, D.C.  •  LONDON

Two James Center   1021 East Cary Street (23219)   P.O. Box 1320   Richmond, VA 23218-1320   Tel: 804.643.1991   Fax: 804.783.6507 www.williamsmullen.com

Board of Directors

November 21, 2003

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

WILLIAMS MULLEN

By:  /s/ Robert E. Eicher

Robert E. Eicher, a Shareholder

A Professional Corporation

MICHIGAN  •  VIRGINIA  •  WASHINGTON, D.C.  •  LONDON

Two James Center   1021 East Cary Street (23219)   P.O. Box 1320   Richmond, VA 23218-1320   Tel: 804.643.1991   Fax: 804.783.6507 www.williamsmullen.com